Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by Anheuser-Busch InBev SA/NV (“AB InBev”), Anheuser-Busch InBev Worldwide Inc. (“ABIWW”) and Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, and together with AB InBev, the “Guarantors”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of certain debt securities to be issued by ABIWW (the “Debt Securities”) and guaranteed by each of the Guarantors, including AB InBev (the “Guarantees”, and together with the Debt Securities, the “Securities”). The Securities are or will be registered on one or more registration statements on Form F-4, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, any Legal Director of AB InBev, the Corporate Secretary of AB InBev or any Assistant Corporate Secretary of AB InBev, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Securities under the Securities Act and qualification of the Debt Securities, the related indenture and any other instrument under the U.S. Trust Indenture Act of 1939, as amended, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: June 30, 2017	By:	/s/ Carlos Brito
Carlos Brito Chief Executive Officer Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ Felipe Dutra
Felipe Dutra Chief Financial and Technology Officer Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ Olivier Goudet
Olivier Goudet Chairman of the Board of Directors Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ María Asuncion Aramburuzabala
María Asuncion Aramburuzabala Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ Alexandre Behring
Alexandre Behring Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date:	By:
M. Michele Burns Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ Paul Cornet de Ways Ruart
Paul Cornet de Ways Ruart Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ Stéfan Descheemaeker
Stéfan Descheemaeker Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: June 30, 2017	By:	/s/ Paulo Alberto Lemann
Paulo Alberto Lemann Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date:	By:
Elio Leoni Sceti Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date:	By:
Carlos Alberto Sicupira Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ Grégoire de Spoelberch
Grégoire de Spoelberch Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ Marcel Herrmann Telles
Marcel Herrmann Telles Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ Alexandre Van Damme
Alexandre Van Damme Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: June 30, 2017	By:	/s/ Martin J. Barrington
Martin J. Barrington Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ William F. Gifford, Jr.
William F. Gifford, Jr. Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: June 30, 2017	By:	/s/ Alejandro Santo Domingo Dávila
Alejandro Santo Domingo Dávila Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]